Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Sterling Financial Corporation:
We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-130512, 333-136001, 333-156568, 333-160701, and 333-169579) and Form S-8 (No. 333-144956, 333-141006, 333-136000, 333-139490, 333-111802, 333-105723, 333-61452, 333-44078, 333-69481, 333-171070, and 333-175426) of Sterling Financial Corporation of our reports dated February 26, 2014, with respect to the consolidated balance sheets of Sterling Financial Corporation and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10‑K of Sterling Financial Corporation.
/s/ KPMG LLP
Seattle, Washington
February 26, 2014